[INTERGRAPH LETTERHEAD]


                        EXECUTIVE OFFICER LOAN AGREEMENT
                        --------------------------------


This Agreement is between _________________________ (the Borrower) and Intergraph Corporation. The Borrower hereby agrees to all of the terms and conditions contained in this Agreement.

Establishment of the Program. The Board of Directors has established a loan program for corporate officers who are required to report Intergraph stock transactions to the SEC. The purpose of the loan program is to assist such officers at such times that stock transactions would be prohibited, restricted, or otherwise impractical. On March 17, 1994, the Board amended the program by extending it for one year, as indicated in the following section.

Program Beginning/End. The program will commence on January 7, 1993. The program will cease on the Program End Date, which is the earlier of May 1, 1995, or the date that the Intergraph common stock price reaches or exceeds $20 per share; provided, however, that such determination shall not be made during a restricted trading period (as announced from time-to-time by the corporate legal department). The Intergraph common stock price shall be based on the reported closing price as listed in the "Wall Street Journal" (or similar publication).

Repayment. All principal and interest outstanding under the program must be repaid in full within fifteen (15) business days following the earlier of (i) the date of employment termination with Intergraph, (ii) the date that the Borrower sells any Intergraph stock or, (iii) the Program End Date. Full or partial pre-payments of principal are permitted at any time. All interest shall be paid with the final principal payment.

Interest Rate. Interest on the amounts outstanding hereunder shall accrue for each calendar month or portion thereof at a rate equal to the Prime Rate as published in the "Money Rates" section of the "Wall Street Journal" (or similar publication) on the last business day of each calendar month (calculated on the basis of a year of 365 (or 366 as the case may be) days and actual days elapsed; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest at the rate stated above plus two percent (2%) from the date such amount was due and payable until the date such amount is paid in full.

Promissory Note. Loans made under this Agreement shall be evidenced by a promissory note (below). The Borrower's signature on the promissory note shall indicate agreement with all terms and conditions of this Agreement.

I hereby certify that I am officer of Intergraph Corporation and that I am required to report Intergraph stock transactions to the SEC. I further certify that (i) I am the owner or beneficial owner of Intergraph common stock with a current market value of at least the amount of any loans made under this Agreement, and/or (ii) I have currently exercisable options to purchase Intergraph common stock with a net value (current market price less exercise price) of at least the amount of any loans made under this Agreement. I agree to provide suitable evidence of the foregoing upon request. I request a loan in the amount set forth in the promissory note shown below.


                                 PROMISSORY NOTE
                                 ---------------

FOR VALUE RECEIVED, the Borrower promises to pay to the order of Intergraph Corporation at any such place as Intergraph may designate, the sum of ___________________ together with interest thereon, in accordance with the Agreement set forth above.

In the event that any payment due hereunder is not received when due, this Note shall be deemed in default and the entire principal and interest due hereunder shall be immediately due and payable. In the event of default hereunder, the Borrower shall pay all costs of collection, including, without limitation, reasonable attorney's fees and legal expenses incurred by Intergraph in endeavoring to collect any amounts payable hereunder. The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest.

IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered as of the date and year written above.



                                                ----------------------------
                                                Signature of the Borrower



Witness:_____________________